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                                                     EXHIBIT 10.R

                          THE DIAL CORP
              1983 STOCK OPTION AND INCENTIVE PLAN
                      AMENDED AND RESTATED
                   RESTRICTED STOCK AGREEMENT
                         AUGUST 12, 1994


     WHEREAS, ________ shares of Restricted Stock have previously been awarded by The Dial Corp (the "Corporation"), a Delaware corporation, to ________________ (the "Employee") pursuant to the 1983 Stock Option and Incentive Plan of The Dial Corp (the "Plan") and upon the restrictions, terms and conditions set forth in Restricted Stock Agreements dated as of November 15, 1990 and August 15, 1991 (together, the "Original Agreement");

     WHEREAS, each of the Employee and the Corporation desires to amend and restate the Original Agreement to read in its entirety as set forth herein;

     NOW, THEREFORE, the Original Agreement is amended and restated to read in its entirety as set forth herein (as amended and restated, this "Agreement"):

     1. SHARE AWARD. The Corporation hereby affirms the awards made in 1990 and 1991 to the Employee of an aggregate of ________ shares (the "Restricted Shares") (as adjusted pursuant to a stock split) of Common Stock, par value $1.50 per share (the "Common Stock") of the Corporation pursuant to the Plan, upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter.

     2. SHARES TO BE HELD IN TRUST. All of the Restricted Shares shall be contributed to a trust account (the "Restricted Shares Account") established pursuant to The Dial Corp Restricted Stock Trust (the "Trust"). The Restricted Shares shall be held in the Trust until the termination of the "Trust Restriction Period," as set forth herein. The Restriction set forth in this Section shall be referred to herein as the "Trust Restriction". Except as provided in Paragraph 3 below, the Corporation shall have no further obligation hereunder to make contributions to the Trust for the benefit of the Employee. Except pursuant to paragraph 5 hereof, the Employee shall have no right to direct the investment of any assets held in the Restricted Shares Account.

     3. DIVIDEND ACCOUNT. In addition to the Restricted Shares Account, the Corporation shall cause the Trustee to establish and maintain a dividend account under the Trust for the Employee (the "Dividend Account"). The Dividend Account shall be credited with cash equal to the regular cash dividends, and stock representing any stock dividends, paid from time to time by the Corporation attributable to the Restricted Shares credited to the Restricted Shares Account. The cash held in the Dividend Account will be invested by the Trustee in its discretion unless the Corporation directs the investment of the Dividend Account or, after the Termination Date (as defined herein) unless the Employee directs such investment pursuant to Paragraph 5. Except pursuant to paragraph 5 hereof, the Employee shall have no right to direct the investment of any assets held in the Dividend Account.

     4.   SERVICE RESTRICTION PERIOD.
          (a) SERVICE RESTRICTION PERIOD. During the period (the "Service Restriction Period") commencing on the date hereof (the "Commencement Date") and terminating on the date determined in accordance with the following schedule, the Restricted Shares credited to the Employee's Restricted Shares Account shall be subject to forfeiture. The Service Restriction Period shall lapse at the expiration of the Service Restriction Period with respect thereto, in accordance with the following schedule:


          DATE                     AMOUNT NONFORFEITABLE

     March 1, 1995                      ________ shares
     August 15, 1995                    ________ shares
     November 15, 1995                  ________ shares
     August 15, 1996                    ________ shares


          Subject to Section 11 of the Plan, the Executive Compensation Committee of the Board of Directors (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares, prior to the expiration of the Service Restriction Period or the Trust Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate.

          Subject to Section 18 hereof, all assets credited to the Employee's Dividend Account pursuant to Paragraph 3 shall be nonforfeitable as of the date credited to the Dividend Account.

          (b) CHANGE IN CONTROL. Notwithstanding the above, in the event that there occurs a Change in Control (as defined in the Trust), all Restricted Shares credited to the Employee's Restricted Shares Account shall automatically vest and become nonforfeitable as of the date of the Change in Control, to the full extent of the original grant, and shall be distributed in accordance with the Trust.

     5.   ELECTION TO DIVERSIFY.
          (a) GENERAL. From and after (but not prior to) the Employee's Termination Date (as defined herein), the Employee shall have the right to direct the Trustee of the Trust to diversify the nonforfeitable amount (determined pursuant to Paragraph 4 and paragraph 6(a)) of the Restricted Shares credited to his Restricted Shares Account by selling all or a portion of said Restricted Shares and purchasing any other investment or investments that the Trustee of the Trust (the "Trustee") is permitted to make pursuant to the Trust. From and after (but not prior to) such Termination Date the Employee also shall have the right to direct the Trustee (subject to the terms of the Trust) concerning the investment of any amounts allocated to his Dividend Account. The Employee may change his directions, once made, in accordance with any policies or procedures adopted pursuant to Paragraph 5(d). Any direction by the Employee to purchase or sell Common Stock or any other security of the Corporation will be honored only if the Trustee has received an opinion acceptable to it that such purchase or sale does not contravene any applicable federal or state laws, rules or regulations, including, but not limited to, an opinion that such purchase or sale would not cause liability under Section 16 of the Securities and Exchange Act of 1934 and any rules or regulations relating thereto.

          (b) CHARGES. The Trustee is authorized to charge each of the Employee's Accounts for the reasonable expenses of carrying out investment instructions that are directly related to such Account.

          (c) RELIANCE ON DIRECTIONS. The Trustee and the Corporation shall not be liable for acting in accordance with the directions of the Employee pursuant to this Paragraph 5, or for failing to act in the absence of any such direction. Neither the Trustee nor the Corporation shall be responsible for any loss resulting from any direction made by the Employee and shall have no duty to review any direction made by the Employee. The Trustee shall have no obligation to consult with the Employee regarding the propriety or advisability of any directions made by the Employee.

          (d) POLICIES AND PROCEDURES. Subject to the terms of the Trust, the Trustee may, in its discretion, establish rules, policies, and procedures concerning the making of investment directions under this Paragraph 5.

     6.   TERMINATION OF EMPLOYMENT.
          (a) VESTING AND FORFEITURE. Subject to paragraph 4(b) hereof, if the Employee ceases to be an employee of the Corporation or any Affiliate of the Corporation for any reason (other than death, total or partial disability, or normal or early retirement), all Restricted Shares which at the time of such termination of employment are subject to the restrictions imposed by paragraph 4 above shall upon such termination of employment be forfeited and returned to the Corporation. If the Employee ceases to be an employee of the Corporation or any Affiliate of the Corporation by reason of death, total or partial disability, or normal or early retirement, the Service Restriction Period shall, immediately upon such termination, lapse with respect to all Restricted Shares credited to the Employee's Restricted Shares Account, and no such Restricted Shares shall hereafter be subject to forfeiture.

          (b) ENTITLEMENT TO DISTRIBUTION. Upon the Employee's termination of employment from the Corporation for any reason (the "Termination Date"), the Trust Restriction Period shall terminate, and the Employee shall be entitled to receive the nonforfeitable amount (determined pursuant to Paragraph 4 and paragraph 6(a)) of the Restricted Shares credited to his Restricted Shares Account and all of the amount credited to his Dividend Account under the Trust. For purposes of the preceding sentence, the Employee's nonforfeitable amount shall be determined as of the Termination Date.

          (c) COMMENCEMENT OF DISTRIBUTION. Any distribution to which the Employee may be entitled under this Agreement shall commence as of the first business day of the year following the year in which the Employee's Termination Date occurred.

          (d) IN-KIND DISTRIBUTION ONLY. Any distribution from the Trust to the Employee under this Agreement shall be made "in kind" and shall consist entirely of (i) shares of Common Stock,
(ii) other investments made by the Trustee pursuant to paragraph 2 hereof or directed by the Employee pursuant to Paragraph 5 hereof, or (iii) a combination of such Common Stock and other investments.

          (e) FORM OF PAYMENT. The Employee irrevocably elects to receive the benefits to which he is entitled to under this Agreement in a single lump sum.

     7. DESIGNATION OF BENEFICIARY. The Employee shall deliver to the Corporation a written instrument, in the form provided by the Corporation, designating one or more beneficiaries to whom payment of the amounts credited to his Restricted Shares Account and his Dividend Account shall be made in the event of the Employee's death. In the absence of a beneficiary designation, the amounts credited to the Employee's Accounts will be payable to the Employee's surviving spouse, or if the Employee does not leave a surviving spouse, to his estate.

     8. CERTIFICATES FOR THE RESTRICTED SHARES. The Corporation shall deliver to the Trustee a certificate or certificates in respect of the Restricted Shares in the name of the Trust, the aggregate number of Restricted Shares of which shall equal the amount of the awards affirmed herein and the Trust shall hold each such certificate on deposit for the account of the Employee until delivery as contemplated by Section 6 above. Each such certificate shall bear the following legend:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions
          (including forfeiture) contained in the 1983
          Stock Option and Incentive Plan of The Dial
          Corp and an Agreement entered into between a participant under such Plan and The Dial
          Corp. Copies of such Plan and Agreement are on file at the offices of The Dial Corp, Dial
          Tower, Phoenix, Arizona 85077.

     The Employee further agrees that simultaneously with his acceptance of this Agreement, he (or the Trust on his behalf) shall execute a stock power covering such award endorsed in blank and that he (or the Trust on his behalf) shall promptly deliver such stock power to the Corporation.

     9. EMPLOYEE'S RIGHTS. Except as otherwise provided herein, the Employee, with respect to the Restricted Shares, shall have all rights of a stockholder, including, but not limited to, the right to vote the shares and receive (in the manner set forth in paragraph 3) any dividends.

     10. EXPIRATION OF VESTING RESTRICTION PERIOD. Upon the lapse of the Service Restriction Period with respect to any Restricted Shares, the Corporation shall deliver to the Trust the stock power held by the Corporation in respect of such Restricted Shares pursuant to paragraph 8 above. The Restricted Shares as to which the Service Restriction Period shall have lapsed shall be free of the restrictions referred to in paragraph 8 above.

     To the extent permissible under applicable tax, securities, and other laws, the Corporation may, in its sole discretion, permit the Employee to satisfy a tax withholding requirement by directing the Corporation to apply Restricted Shares to which the Employee is entitled as a result of termination of the Service Restriction Period with respect to any Restricted Shares, in such manner as the Corporation shall choose in its discretion to satisfy such requirement.

     11. NONASSIGNABILITY OF EMPLOYEE'S RIGHTS. No benefit which shall be payable under the Agreement to the Employee or his beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of the Employee or his beneficiary, nor shall it be subject to attachment or legal process for or against the Employee or his beneficiary, except to the extent as may be required by law.

     12. STATUS OF EMPLOYEE AS UNSECURED CREDITOR. All benefits under this Agreement shall be the unsecured obligations of the Corporation and, except for those assets which will be placed in the Trust established in connection with this Agreement, no assets will be placed in trust or otherwise segregated from the general assets of the Corporation, as applicable, for the payment of obligations hereunder. To the extent that the Employee or his beneficiary acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation. The Employee shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.

     13. FEDERAL AND STATE TAXES. The Corporation or, if required by the Trust, the Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Agreement. To the extent permissible under applicable tax, securities, and other Stock or other securities received, as a result of the foregoing, by the Employee with respect to Restricted Shares subject to the restrictions contained in paragraph 2 or paragraph 4 above also shall be subject to such restrictions, as the case may be, and if required by the Committee the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation, along with an executed stock power, in the manner provided in paragraph 8 above.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand as of the day and year first above written.

                                   THE DIAL CORP

                                   By:  /s/ F.E. Emerson
                                   Its:     V.P. Secretary



                                   /s/ Employee